                                                                 Exhibit 10.16


                                                              RESTRICTED STOCK
                                               PURCHASE AGREEMENT dated as of
                                               May 31, 2000 (this "Agreement"),
                                               between Huntsman Packaging
                                               Corporation, a Utah corporation
                                               (the "Company"), and RICHARD P.
                                                DURHAM (the "Purchaser").

                  WHEREAS, the Purchaser is an employee of the Company;

                  WHEREAS, the Company desires to issue to the Purchaser, and the Purchaser desires to purchase from the Company, shares of common stock of the Company (the "Common Stock") in accordance with the terms and conditions set forth below;

                  NOW, THEREFORE, in consideration of the agreements, covenants and promises contained in this Agreement, intending to be legally bound, the Company and the Purchaser agree as set forth below.

SECTION 1.        ISSUANCE AND SALE.

          (a) The Company hereby issues to the Purchaser, and the Purchaser hereby purchases and accepts from the Company, 14,500 shares of Common Stock (the "Shares") at a purchase price of $483.00 per Share, for an aggregate purchase price of $7,005,389 (the "Purchase Price"). The Purchase Price is payable by delivery of a promissory note in the form attached as Exhibit A hereto (the "Promissory Note"). The Company acknowledges receipt from the Purchaser of the executed Promissory Note. To secure the Company's rights under the Repurchase Option described in Section 2 and to secure the Purchaser's obligations under the Promissory Note, the Company will retain possession of the certificate or certificates representing the Shares.

SECTION 2.        REPURCHASE OPTION.

          (a) Type of Shares. 2,417 of the Shares shall be "Time Vested Shares" and 12,083 of the Shares shall be "Performance Vested Shares."

          (b) Repurchase Option on Termination of Employment. If the Purchaser ceases to be an employee of the Company for any reason, with or without cause, including death, Disability or Retirement, (a "Termination"), the Company or its designees shall have an irrevocable, exclusive option (the "Repurchase Option") for a period of 180 days from the date of Termination to repurchase, at the original price per Share set forth in Section 1, all or any portion of the Shares held by the Purchaser or any of his transferees on the date of the Termination that have not been released from the Repurchase Option as provided in Section 3; provided that if the Company shall be legally prevented (whether by contract or statutorily) from making such repurchase during the foregoing 180-day period, then such Repurchase Option may be exercised within forty-five
(45) days after the date on which it shall be legally permitted to make such repurchase, but in no event shall the Company be permitted to make such election after the third anniversary of the date of Termination. In the event that the Company exercises the Repurchase

Option at any time after the 180th day after the date of Termination, the repurchase price per Share shall be equal to the sum of (x) the original price per Share set forth in Section 1 plus (y) interest on the unpaid amount of the original price per Share set forth in Section 1 compounded annually, at a rate equal to seven percent (7.0%) for the period commencing on the 181st day after the date of Termination through the date on which the Shares are actually repurchased. As used herein "Disability" and "Retirement" shall have the meanings given to such terms in the Employment Agreement dated as of the date hereof (the "Employment Agreement"), between the Company and the Purchaser.


          (c) Exercise of Repurchase Option. The Repurchase Option shall be exercised by the Company, or its designee, by delivering to the Purchaser a written notice of exercise and either (i) a check in the amount of the purchase price, (ii) if there is an outstanding balance on the Promissory Note, a notice stating that the repurchase price shall be applied to reduce the outstanding principal and interest (or a portion thereof) on a dollar-for-dollar basis or
(iii) a combination of (i) and (ii). Upon delivery of such notice and payment of the purchase price in any of the ways described above, the Company, or its designee, shall become the legal and beneficial owner of the Shares being repurchased and all rights and interest therein or related thereto, and the Company, or its designee, shall have the right to transfer to its own name the number of Shares being repurchased without further action by the Purchaser or any of his transferees. If the Company or its designee elect to exercise the repurchase rights pursuant to this Section 2 and the Purchaser or his transferee fails to deliver the Shares in accordance with the terms hereof, the Company, or its designee, may, at its option, in addition to all other remedies it may have, deposit the purchase price in an escrow account administered by an independent third party (to be held for the benefit of and payment over to the Purchaser or his transferee in accordance herewith), whereupon the Company shall by written notice to the Purchaser cancel on its books the certificates(s) representing such Shares registered in the name of the Purchaser and all of the Purchaser's or his transferee's right, title, and interest in and to such Shares shall terminate in all respects.

SECTION 3.        RELEASE FROM REPURCHASE OPTION.

          (a) If the Purchaser is employed by the Company at the time of the Purchaser's death, Disability or Retirement, all of the Performance Vested Shares shall be automatically released from the Repurchase Option on the effective date of such Termination.

          (b) If the Purchaser is employed by the Company continuously from the date hereof through January 1, 2001, and the Purchaser has not experienced a Termination on or prior to such date, all of the Time Vested Shares shall be automatically released from the Repurchase Option on such date.

          (c) The Performance Vested Shares shall be automatically released from the Repurchase Option in installments as follows:

                    (i) if the "Market Value Per Share of Equity" or MVPSE (as defined in Section 3(d)) is at least $603.75 (such amount, and each such amount specified in subsections (ii) through (vi) below, the "Target MVPSE") on December 31, 2000 (such date, and each such date specified in subsections (ii) through (vi) below, a "Target Date"),

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


         one-sixth of the Performance Vested Shares shall be released as soon as practicable after December 31, 2000;

                    (ii) if the MVPSE is at least $754.70 on December 31, 2001, one-sixth of the Performance Vested Shares shall be released as soon as practicable after December 31, 2001;

                    (iii) if the MVPSE is at least $943.40 on December 31, 2002, one-sixth of the Performance Vested Shares shall be released as soon as practicable after December 31, 2002;

                    (iv) if the MVPSE is at least $1,179.25 on December 31, 2003, one-sixth of the Performance Vested Shares shall be released as soon as practicable after December 31, 2003;

                    (v) if the MVPSE is at least $1,474.10 on December 31, 2004, one-sixth of the Performance Vested Shares shall be released as soon as practicable after December 31, 2004; and

                    (vi) if the MVPSE is at least $1,842.65 on December 31, 2005, one-sixth of the Performance Vested Shares shall be released as soon as practicable after December 31, 2005.

              (d) Market Value Per Share of Equity.

                  The "Market Value Per Share of Equity" ("MVPSE") on any given date shall equal (I) other than in connection with an Acceleration Event, the quotient obtained by dividing (x) the difference between (A) the product of (1) Adjusted EBITDA and (2) 8.0 and (B) Adjusted Net Debt by (y) the number of outstanding Common Stock Equivalents or (II) in connection with an Acceleration Event, the price (whether payable in cash or property) per Common Stock Equivalent paid to stockholders or other securityholders of the Company in connection with such Acceleration Event, where, in each case of (I) and (II):

                  "Common Stock Equivalent" means, at any time, one share of Common Stock or the right to acquire, whether or not such right is immediately exercisable, one share of Common Stock, whether evidenced by an option, warrant or convertible security;

                  "EBITDA" equals earnings from operations before interest expense, taxes, depreciation and amortization on the applicable date, determined in accordance with generally accepted accounting principles, consistently applied ("GAAP"), calculated on a trailing twelve (12) month basis;

                  "Adjusted EBITDA" equals the Company's EBITDA, as adjusted below, on the applicable date;

                  "Net Debt" equals the Company's total indebtedness on the applicable date plus the Preferred Value minus balance sheet "Cash and Cash Equivalents" as of such date, determined in accordance with GAAP;

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

                  "Preferred Value" equals, at the time of determination, the sum of (x) with respect to the Company's Series A Preferred Stock, the Series A Liquidation Amount and (y) with respect to any other series of the Company's preferred stock, the amount to be paid by the Company to the holders of such series of preferred stock upon a liquidation of the Company or similar event in accordance with the terms of the Restated Charter.

                  "Restated Charter" means the amended and restated certificate or articles of incorporation of the Company, as in effect at the time of determination, including any certificates of designation or articles of amendment.

                  "Series A Liquidation Amount" has the meaning set forth in the Restated Charter.

                  "Adjusted Net Debt" equals Net Debt, as adjusted below, on the applicable date. Adjusted EBITDA and Adjusted Net Debt shall be determined by making the following adjustments to the Company's EBITDA and to Net Debt:

                      (i) if the Company completes a material acquisition (an "Acquisition") during any of the first three quarters of a calendar year, the EBITDA of the acquired entity or business for the portion of the calendar year prior to the Acquisition shall be included in Adjusted EBITDA;

                      (ii) if the Company completes a material divestiture (a "Divestiture") during any of the first three quarters of a calendar year, the EBITDA of the divested assets or business for the portion of the calendar year prior to the Divestiture shall be excluded from Adjusted EBITDA;

                      (iii) if the Company engages in an Acquisition during the fourth quarter of a calendar year, an amount equal to the total of
         (x) all debt incurred with respect to the Acquisition and (y) all transaction costs associated with the Acquisition shall be excluded from Adjusted Net Debt; and

                      (iv) if the Company engages in a Divestiture during the fourth quarter of a calendar year, (x) the total amount of the proceeds received by the Company with respect to the Divestiture shall be included in Adjusted Net Debt, and (y) the total amount of the budgeted EBITDA for the divested assets or business for all periods of the calendar year subsequent to the Divestiture shall be included in Adjusted EBITDA.

                  For purposes of this Agreement only, the MVPSE shall be determined within ninety (90) days after the end of each calendar year or at such other date as may be necessary to calculate MVPSE for purposes of this Agreement.

             (e) Percentage Release from Repurchase Option. If the MVPSE is, as of a Target Date, less than the applicable Target MVPSE, but is greater than ninety percent (90%) of the applicable Target MVPSE as of such Target Date, a percentage of the Performance Vested Shares available for release from the Repurchase Option as of such Target Date shall be released from the Repurchase Option according to the following proportionate release schedule:


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


                     Actual MVPSE as a                                       Percentage of Performance
                Percentage of Target MVPSE                                     Vested Shares Released
                --------------------------                                     ----------------------
                           90.0%                                                         0%
                           92.5%                                                        25%
                           95.0%                                                        50%
                           97.5%                                                        75%
                           100%                                                        100%.

The percentage of Performance Vested Shares released shall be prorated for one-half percentage increases between the MVPSE percentages shown (e.g., if the MVPSE is at least 90.5%, but less than 91.0%, of Target MVPSE, 5% of the Performance Vested Shares available for release from the Repurchase Option as of the Target Date would be released from the Repurchase Option).

          (f) "Clawback" Rights. Notwithstanding any other provision of this
Section 3, if the MVPSE is less than the applicable Target MVPSE on any Target Date (a "Prior Unsatisfied Target"), but thereafter the MVPSE equals or exceeds the applicable Target MVPSE on any subsequent Target Date prior to December 31, 2005, all Performance Vested Shares which have not been previously released from the Repurchase Option with respect to all Prior Unsatisfied Targets occurring prior to such subsequent Target Date shall thereupon be released from the Repurchase Option. As an example, if the Purchaser had earned release of 0% and 0% of the Performance Vested Shares as of December 31, 2000 and 2001, respectively, and the MVPSE was equal to $950.00 on December 31, 2002, then (A) 100% of the Performance Vested Shares scheduled for release as of December 31, 2002, would be released from the Repurchase Option; and (B) 100% of the Performance Vested Shares scheduled for release as of December 31, 2000 and 2001, would be released from the Repurchase Option. As a further example, if the Purchaser had earned release of 0% and 0% of the Performance Vested Shares as of December 31, 2000 and 2001, respectively, and the MVPSE was equal to $872.00 on December 31, 2002, then (A) 25% of the Performance Vested Shares scheduled for release as of December 31, 2002, would be released from the Repurchase Option and (B) no additional Performance Vested Shares scheduled for release as of December 31, 2000 or 2001, would be released from the Repurchase Option.

          (g) Termination of Repurchase Option. Any Performance Vested Shares that are not released from the Repurchase Option according to the foregoing provisions of this Section 3 shall be released from the Repurchase Option on December 31, 2009, so long as the Purchaser is an employee of the Company on such date.

          (h) Acceleration Event.

                  (i) An "Acceleration Event" shall occur in the event of a Change of Control of the Company, as such term is defined in the Indenture dated as of the date hereof between the Company and The Bank of New York, as trustee, as amended, modified or supplemented from time to time.

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

                  (ii) If an Acceleration Event occurs on or before January 1, 2001, all Time Vested Shares shall be released from the Repurchase Option immediately prior to the Acceleration
         Event.

                  (iii) If an Acceleration Event occurs on or before December 31, 2005, some or all of the Performance Vested Shares that have not been released from the Repurchase Option (because the Target Dates and/or Target MVPSE have not yet been reached) shall be released from the Repurchase Option immediately prior to the Acceleration Event in an amount equal to the average percentage of Performance Vested Shares that have been released from the Repurchase Option up to the date of the Acceleration Event multiplied by the total number of Performance Vested Shares then subject to the Repurchase Option, taking into account the effect of Section 3(f). Further, for purposes of calculating the MVPSE in connection with an Acceleration Event, Target MVPSE shall be prorated to the end of the calendar month immediately prior to the Acceleration Event. For example, if the Purchaser had earned release of 0% and 80% of the Performance Vested Shares as of December 31, 2000 and 2001, respectively, and an Acceleration Event occurred in July, 2002, and the actual MVPSE was equal to $807.00, then (A) the Target MVPSE would be prorated to June 30, 2002, pursuant to this Section 3(h) ($754.70 + [.50 x ($943.40 - $754.70)] =
         $849.05); (B) the June 30, 2002, actual MVPSE as a percentage of the prorated Target MVPSE as of December 31, 2002, would be 95%; (C) therefore, 50% of the Performance Vested Shares scheduled for release as of December 31, 2002, would be released from the Repurchase Option, pursuant to Section 3(e), immediately prior to the Acceleration Event; and (D) immediately prior to the Acceleration Event, 43.33% [(0 + 80 +
         50) / 3 = 43.33] of the Performance Vested Shares scheduled for release from the Repurchase Option based on the MVPSE as of December 31, 2003, 2004 and 2005, would be released from the Repurchase Option, all for the immediate benefit of the Purchaser. As a further example, if the Purchaser had earned release of 0% and 0% of the Performance Vested Shares as of December 31, 2000 and 2001, respectively, and an Acceleration Event occurs in July, 2002, and if the actual MVPSE is $875.00, then (A) the Target MVPSE as of June 30, 2002 would be prorated to June 30, 2002, pursuant to this Section 3(h) ($849.05) (B) the June 30, 2002, actual MVPSE as a percentage of the prorated Target MVPSE as of December 31, 2002, would be 103%; (C) 100% of the Performance Vested Shares scheduled for release as of December 31, 2002, would be released from the Repurchase Option pursuant to Section 3(e), immediately prior to the Acceleration Event; and (D) taking into account the effect of Section 3(f), and immediately prior to the Acceleration Event, 100% of the Performance Vested Shares scheduled for release from the Repurchase Option based on the MVPSE as of December 31, 2003, 2004 and 2005, would be released from the Repurchase Option, all for the immediate benefit of the Purchaser. If an Acceleration Event occurs after December 31, 2005, no additional Performance Vested Shares shall be released from the Repurchase Option pursuant to this Section 3(h). The Company may exercise the Repurchase Option effective as of the time of an Acceleration Event with respect to any Performance Vested Shares that are not released from the Repurchase Option, regardless of whether or not a termination of employment occurs.

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

          (i) Fractional Shares. Notwithstanding any other provisions of this Agreement, no fractional shares shall be released from the Repurchase Option until a number of such fractional shares accumulate to equal one share.

          (j) No Share which is released from a Repurchase Option hereunder shall thereafter be subject to the Repurchase Option without the prior written consent of the Purchaser.

     SECTION 4. STOCKHOLDERS' AGREEMENT; RESTRICTIONS ON TRANSFER.

          (a) The Company and the Purchaser acknowledge and agree that the Shares are subject to and restricted by the Stockholders' Agreement dated as of the date hereof, among the Company and the stockholders of the Company signatory thereto, as amended, modified or supplemented from time to time (as amended, the "Stockholders' Agreement"), and with respect to such Shares, the Purchaser shall be a "Management Stockholder" as such term is used in the Stockholders' Agreement.

          (b) Notwithstanding anything to the contrary contained in the Stockholders' Agreement, the Purchaser may not sell, assign, encumber, dispose of or otherwise transfer (including any transfer by operation of law) any interest in any Shares that have not been released from the Repurchase Option other than a transfer to Durham Capital, Ltd., provided that Durham Capital, Ltd. agrees to be bound by all of the terms and provisions of this Agreement, the Promissory Note and the Pledge Agreement dated as of the date hereof between the Company and the Purchaser (the "Pledge Agreement").

     SECTION 5. EMPLOYMENT AGREEMENT.

                The parties agree that the option provided to the Purchaser under Section 6(c) of the Employment Agreement may not be exercised with respect to any of the Shares purchased under this Agreement until January 1, 2006.

     SECTION 6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                The Company represents and warrants to the Purchaser, as of the date hereof, as set forth below.

             (a) The Company is a duly organized and validly existing corporation under the laws of the State of Utah and has the corporate power and the corporate authority to execute and deliver this Agreement and to perform its obligations as specified in this Agreement.

             (b) The Shares have been duly authorized by the Company and, upon receipt of the Purchase Price, will be validly issued, fully paid and nonassessable.

             (c) This Agreement has been duly authorized by the Board of Directors of the Company and has been executed and delivered by the Company.

             (d) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement do not contravene any provision the Restated Charter or By-laws of the Company or any agreement or other instrument binding upon the


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

Company that is material to the Company, or any judgment, order or decree of any court or governmental authority having jurisdiction over the Company, and no material consent, approval, authorization or order of, or qualification with, any governmental authority is required for the performance by the Company of its obligations under this Agreement, except such approvals as have been obtained and are in full force and effect.

          (e) Assuming that the representations and warranties of the Purchaser contained in this Agreement are true and correct, the offer, sale and delivery of the Shares in the manner contemplated by this Agreement is exempt from registration under the Securities Act of 1933, as amended (the "Securities Act").

     SECTION 7. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

            The Purchaser represents and warrants to the Company, as of the date hereof, as set forth below.

          (a) The execution and delivery by the Purchaser of, and the performance by the Purchaser of its obligations under, this Agreement, the Promissory Note, the Pledge Agreement and the other documents delivered in connection therewith, do not contravene any provision of applicable law or any agreement or other instrument binding upon the Purchaser that is material to the Purchaser, or any judgment, order or decree of any court or governmental authority having jurisdiction over the Purchaser, and no material consent, approval, authorization or order of, or qualification with, any governmental authority is required for the performance by the Purchaser of its obligations under this Agreement, except such approvals as have been obtained and are in full force and effect.

          (b) The Purchaser is an executive officer of the Company and has received all of the information concerning the Company, the Common Stock and any other matters relevant to his decision to purchase the Shares that he has requested.


          (c) The Purchaser, as a result of his position as an executive officer of the Company, is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act.

          (d) The Purchaser is experienced in evaluating and making speculative investments, and has the capacity to protect his interest in connection with the acquisition of the Shares. In addition, the Purchaser has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of this investment.

          (e) The Purchaser is purchasing the Shares for his own account, for investment purposes only and not with a view to any public sale or distribution thereof.

          (f) The Purchaser understands that (i) the Shares have not been and will not be registered by the Company under the Securities Act, the Utah Uniform Securities Act or the securities laws of any other jurisdiction and will be considered "restricted securities" under the Securities Act, (ii) the Shares will bear the legends set forth in Section 9, (iii) the Company has no obligation to register the Shares under the Securities Act or any state securities law, and (iv) the Purchaser will not sell, transfer, hypothecate or otherwise dispose of any Shares other than in


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

accordance with (A) the provisions, or exemptions therefrom, of the Securities Act and the rules and regulations promulgated thereunder and the securities laws of all other applicable jurisdictions and (B) the Stockholders' Agreement and
(C) this Agreement.

          (g) The Purchaser understands that the Company will rely upon the accuracy and truth of the representations and warranties of the Purchaser set forth in this Section 7, and the Purchaser hereby consents to such reliance.

     SECTION 8. TAX ELECTION.

          THE PURCHASER ACKNOWLEDGES THAT IT IS THE PURCHASER'S SOLE RESPONSIBILITY, AND NOT THE COMPANY'S, TO DECIDE IF AN ELECTION UNDER SECTION 83(B) OF THE INTERNAL REVENUE CODE SHOULD BE MADE AND TO FILE TIMELY SUCH ELECTION, EVEN IF THE PURCHASER REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS BEHALF.

     SECTION 9. STOCK LEGENDS.

          In addition to any legend required by the Stockholders' Agreement, certificates representing the Shares shall bear the following additional legend:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF, AND RESTRICTIONS ON TRANSFER SET FORTH IN, A RESTRICTED STOCK PURCHASE AGREEMENT, DATED AS OF MAY 31, 2000, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY, AND SUCH SHARES MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED, ENCUMBERED, OTHERWISE GRANTED AS SECURITY, OR OTHERWISE DISPOSED OF, OTHER THAN IN ACCORDANCE THEREWITH."

     SECTION 10. FURTHER AGREEMENTS.

          The Company and the Purchaser hereby agree to execute, deliver and record or cause to be executed, delivered and recorded such further instruments, and take such other actions, as may be reasonably required to effectuate the transactions contemplated by this Agreement.

     SECTION 11. SURVIVAL.

          The respective representations, warranties, covenants and agreements made by the Company and the Purchaser in this Agreement shall survive the payment of the Purchase Price and the delivery of the Shares (notwithstanding any investigation made by or on behalf of any party to this Agreement).

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

     SECTION 12. SUCCESSORS AND ASSIGNS.

          Subject to Section 4 hereof, this Agreement shall inure to the benefit of and be binding upon the Company, the Purchaser and their respective successors and permitted assigns. Nothing expressed in this Agreement is intended or shall be construed to give any person other than the persons referred to in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement. Except as specified in Section 4, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any party hereto without the prior written consent of the other party.

     SECTION 13. SEVERABILITY.

          Any covenant, provision, agreement or term of this Agreement that is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement.

     SECTION 14. MODIFICATIONS, AMENDMENTS AND WAIVERS.

          At any time subsequent to the date hereof, (a) the parties hereto may, by written agreement, modify, amend or supplement any term or provision of this Agreement and (b) any term or provision of this Agreement may be waived by the party which is entitled to the benefits thereof. No course of dealing among the parties or delay in exercising rights and remedies shall operate as a waiver of such rights and remedies.

     SECTION 15. GENERAL MATTERS.

          (a) This Agreement constitutes the entire agreement and understanding of the parties to this Agreement with respect to the matters and transactions contemplated by this Agreement and supersedes all prior agreements and understandings whatsoever relating to such matters and transactions. The headings in this Agreement are for the purpose of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall together constitute one instrument.

          (b) The Option Cancellation and Restricted Stock Purchase Agreement dated as of February 22, 1999, between the Purchaser and the Company, as amended, modified or supplemented from time to time, is hereby terminated in its entirety with no further force or effect.

     SECTION 16. GOVERNING LAW.

          This Agreement shall be governed by, and construed in accordance with the laws of the State of Utah.

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

     SECTION 17. NOTICES.

          All notices, requests, demands, claims and other communications hereunder shall be in writing and sufficient if delivered in accordance with the provisions set forth in the Stockholders' Agreement.

     SECTION 18. COUNTERPARTS AND FACSIMILE EXECUTION.

          This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by facsimile or otherwise) to the other party, it being understood that all parties need not sign the same counterpart. Any counterpart or other signature to this Agreement that is delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery by such party of this Agreement.

     SECTION 19. WAIVER OF JURY TRIAL.

          EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

     SECTION 20. MUTUAL CONTRIBUTION.

          The parties to this Agreement and their counsel have mutually contributed to its drafting. Consequently, no provision of this Agreement shall be construed against any party on the ground that one party drafted the provision or caused it to be drafted.

                                    ********



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



                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Restricted Stock Purchase Agreement as of the date first written above.

                                             HUNTSMAN PACKAGING
                                             CORPORATION

                                             By:/s/ SCOTT K. SORENSEN
                                                ------------------------------
                                                Name:  Scott K. Sorensen
                                                Title: Chief Financial Officer

                                             PURCHASER
                                             /s/ RICHARD P. DURHAM
                                             ---------------------------------
                                             Richard P. Durham

                                                                       EXHIBIT A

                            SECURED PROMISSORY NOTE

                                (FULL RECOURSE)
$7,005,389                                                          May 31, 2000
                                                            Salt Lake City, Utah

     FOR VALUE RECEIVED, the undersigned, RICHARD P. DURHAM (the "Maker"), promises and agrees to pay to the order of HUNTSMAN PACKAGING CORPORATION ("HPC"), at 500 Huntsman Way, Salt Lake City, Utah 84108, or at such other place as the holder hereof may designate in writing, the principal sum of SEVEN MILLION FIVE THOUSAND THREE HUNDRED AND EIGHTY-NINE ($7,005,389), together with interest, compounded annually, on the unpaid balance thereof at the rate of seven percent (7.0%) per annum from the date hereof until paid in cash. For the period prior to May 31, 2006, interest may, at the option of the Maker, not be paid in cash but be added to the principal hereof on each anniversary of the date of the original issuance hereof (the "PIK Option"). Principal and accrued interest outstanding under this Promissory Note (this "Note") as of May 31, 2006 (including through the exercise of the PIK Option), shall be paid in cash in three equal annual installments on each of (1) May 31, 2006, (2) May 31, 2007, and (3) May 31, 2008. Interest accruing on the unpaid principal of this Note (including through the exercise of the PIK Option) for the period commencing June 1, 2006, through final maturity, shall be paid on May 31, 2007, and at final maturity in cash. Prepayments shall be applied first toward the payment and satisfaction of accrued and unpaid interest, and the remainder shall be applied toward the reduction of principal. Principal and interest (except pursuant to the PIK Option) shall be payable only in lawful money of the United States of America.

     This Note has been made in accordance with that certain Restricted Stock Purchase Agreement, dated as of the date hereof (the "Restricted Stock Agreement"), between HPC and the Maker. For so long as any amounts of principal or interest under this Note shall remain unpaid, upon the transfer of any of the Shares except for a transfer of Shares to any Permitted Transferee (as defined in the Stockholders' Agreement) or upon the exercise of any party of the rights set forth in Section 6 of the Employment Agreement dated as of the date hereof between the Maker and HPC, the lesser of (a) the total amount of any cash paid in consideration of the transfer of the Shares, net of any expenses reasonably incurred in connection with such transfer (the "Net Proceeds") or (b) the total amount of all unpaid principal and interest under this Note (as of the applicable payment date), shall be paid to the holder of this Note within three
(3) business days of the date the Net Proceeds are received by or on behalf of the Maker. Any payments made in accordance with this paragraph shall be prepayments and shall be treated as specified in the following paragraph.

     The Maker may prepay at any time the obligations hereunder, in whole or in part, without penalty. The Maker, at his option, may pay amounts in excess of the annual payments called for herein. Such excess amounts shall be applied either to reduction of the principal balance hereof or in prepayment of designated future annual payments, at the election of the Maker, which election must be made in writing at the time the excess amount is paid. If the election is to apply to the excess amount against future annual payment(s), the Maker must designate the particular annual payment(s) which are being paid in advance. If the Maker makes no timely election, excess amounts shall be applied in reduction of the principal balance hereof in inverse order of maturity. If the excess amount is applied in reduction of the principal balance hereof (whether by reason of election or otherwise), the payment shall not postpone or suspend the obligation of the Maker to make the annual payments called for herein.

     The occurrence of any of the following constitutes an "Event of Default":

     (a) The Maker fails to make any payment hereunder when due or within fifteen (15) days thereafter;

     (b) the Maker defaults in the performance of any covenant or agreement contained herein, in the Restricted Stock Agreement (other than a covenant or agreement to make payments hereunder) or in the Pledge Agreement dated as of the date hereof between the Maker and HPC;

     (c) a petition is filed seeking that the Maker be adjudged bankrupt;

     (d) the Maker makes a general assignment for the benefit of creditors;

     (e) the Maker suffers the appointment of a receiver; or

     (f) the Maker becomes insolvent.

Upon the occurrence of an Event of Default, the entire remaining unpaid balance of both principal and interest owing hereunder shall, at the option of the holder hereof and without notice or demand, become immediately due and payable. Thereafter said unpaid principal balance and interest shall, until paid and both before and after judgment, earn interest at the rate of ten percent (10%) per annum. The acceptance of any installment or payment after the occurrence of an Event of Default shall not constitute a waiver of the holder's right of acceleration with respect to such Event of Default or any subsequent Event of Default.

     In the event any payment under this Note is not made at the time and in the manner required, the Maker agrees to pay all costs and expenses (regardless of the particular nature thereof and whether incurred with or without suit or before or after judgment) which may be incurred by the holder hereof in connection with the enforcement of any of its rights under this Note, including court costs and attorneys' fees.

     The Maker hereby acknowledges the security interests granted by the Maker to HPC pursuant to the terms of the Pledge Agreement dated as of the date hereof between the Maker and HPC.

     Any notice or demand hereunder shall be made in accordance with the provisions set forth in the Restricted Stock Agreement.

     The Maker expressly agrees that this Note, or any payment hereunder, may be extended without notice from time to time by the holder hereof without in any way affecting the liability of the Maker. This Note is a full recourse promissory note and shall be the joint and several obligation of all makers, sureties, guarantors and endorsers, and shall be binding upon their respective heirs, personal representatives, successors and assigns.

     This Note shall be governed by and construed in accordance with the laws of the State of Utah.

     Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Restricted Stock Agreement.

                                    ********

     IN WITNESS WHEREOF, the undersigned Maker has executed this Note as of the date first written above.

                                                  ------------------------------
                                                  Richard P. Durham